UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2011 (July 26, 2011)

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

0-4117-1	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370

0-337	Wisconsin Power and Light Company (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-0714890

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1 to Current Report on Form 8-K

Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company (together, the “Company”) are filing this Amendment No. 1 to its Current Report on Form 8-K, dated July 26, 2011, to report the committees of the Board of Directors to which Patrick E. Allen has been named. The Company amends Item 5.02 of the Company’s Current Report on Form 8-K, dated July 26, 2011, to read in its entirety as set forth below.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2011, the Board of Directors (the “Board”) of Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company (together, the “Company”) appointed Patrick E. Allen as a new director of the Company. His appointment was effective July 27, 2011. Mr. Allen, 46, has served as Senior Vice President and Chief Financial Officer of Rockwell Collins, Inc. since 2005. He previously served in various other financial capacities at Rockwell Collins, Inc. since 2001. Mr. Allen will stand for election at the Company’s 2012 Annual Meeting of Shareowners as a nominee for director to serve until the Company’s 2014 Annual Meeting of Shareowners. On October 6, 2011, Mr. Allen was appointed to the Audit Committee and the Environmental, Nuclear, Health and Safety Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: October 6, 2011	By:	/s/ Thomas L. Hanson
Thomas L. Hanson
Vice President and Chief Financial Officer

INTERSTATE POWER AND LIGHT COMPANY

Date: October 6, 2011	By:	/s/ Thomas L. Hanson
Thomas L. Hanson
Vice President and Chief Financial Officer

WISCONSIN POWER AND LIGHT COMPANY

Date: October 6, 2011	By:	/s/ Thomas L. Hanson
Thomas L. Hanson
Vice President and Chief Financial Officer